SECTION 906 CERTIFICATION

Vodka Brands Corp

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of Vodka Brands Corp for the period ending June 30, 2015 (the “Report”):

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vodka Brands Corp.

/s/ Mark T. Lucero
Mark T. Lucero
Chief Executive Officer, Principal Financial Officer And Principal Accounting Officer August 21, 2015